UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 22, 2003

E-COM TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-31503	98-0199981
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 - 1135 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code     604.687.7207

620 - 800 West Pender Street, Vancouver, British Columbia, Canada V6C 2V6
(Former name or former address, if changed from last report)

Item 5. Other Events and Regulation FD Disclosure.

Pursuant to our Schedule 14f-1 filed with the SEC on December 11, 2003 and our Amended Schedule 14f-1/A filed with the SEC on December 15, 2003, we appointed Messrs. Gerard Darmon and Mohammed Jiwani to our board of directors, effective December 22, 2003. Upon their appointment, we accepted the resignations of Messrs. Ron Jorgensen and Kyle Werier, effective December 22, 2003. Our board of directors is now comprised of two persons, Gerard Darmon and Mohammed Jiwani. Accordingly, Mr. Darmon was also appointed our President and Mr. Jiwani was appointed as our Secretary and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-COM TECHNOLOGIES CORP.

/s/ Gerard Darmon
Gerard Darmon, President

Date: January 30, 2004